UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2011

SINO GREEN LAND CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation)		Identification No.)
Suite 2711A, 27/F, Exchange Tower,
33 Wang Chiu Road, Kowloon Bay,
Kowloon, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)

852-3104-0598
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On May 25, 2011, the Company issued to 3,057,169 shares of common stock to Ying Yu and 1,635,157 shares of common stock to Leung Wai Hei for services rendered and to be rendered in connection with interior construction work relating to the configuration of raw space in the Company’s new building for its distribution hub valued at a total of approximately $1,173,000. These shares were issued pursuant to an agreement dated May   , 2011.

On June 15, 2011, the Company issued 12,307,907 shares of common stock to Weimin Wu for services valued at approximately $3,077,000 relating to the interior construction and decoration of the Company’s new building for its distribution hub. These shares were issued pursuant to an agreement dated June 3, 2011. Pursuant to a separate agreement dated April 3, 2011, with Mr. Wu, the Company agreed that if, one year from the commencement of Mr. Wu’s work on the project, the price of the Company’s common stock is less than $0.25 per share, the Company will pay Mr. Wu in cash the difference in the value of the stock.

On June 22, 2011, the Company issued a total of 13,975,012 shares of common stock to five individuals for services valued at approximately $4,193,000 relating to the decoration in the Company’s new building for its distribution hub. These shares were issued pursuant to agreements dated May 24, 2011 with the following individuals:

Name	Number of Shares
Dawei Lin	4,767,019
Guosheng Zhou	765,685
Wenzhen Zheng	2,552,284
Zhanghui Bin	1,123,005
Huizhu Zhong	4,767,019
Total	13,975,012

The shares described above were exempt from registration pursuant to Regulation S of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as an offshore transaction involving non-U.S. persons. Each of the persons to whom shares were issued represented that such person is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such person was acquiring the common stock for investment purposes for his or her own account and not as nominees or agents, and not with a view to the resale or distribution thereof. No underwriter or broker was involved in the issuance of the shares.

Item 8.01  Other Events.

On June 18, 2011, the board of directors appointed Xiong Luo as chairman of the board.  Mr. Luo continues to serve as president and chief executive officer.

On June 18, 2011, the board of directors also appointed the audit, compensation and corporate governance/nominating committees, each of which is composed of three independent directors.

The audit committee is composed of Ka Lim (Louis) Liu, chair, Xinxin Guo and Karen Tse; the nominating committee is composed of Karen Tse, chair, Ka Lim (Louis) Liu and XinXin Guo; and the corporate governance/nominating ommittee is composed of Xinxin Guo, chair, Ka Lim (Louis) Liu and Karen Tse.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1          Agreement dated June 3, 2011, between the Company and Weimin Wu.
99.2          Form of agreement dated May 24, 2011, among the Company and five contractors.
99.3          Agreement dated April 3, 2011, between the Company and Weimin Wu (translation)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORPORATION

By:	/s/ Xiong Luo
Xiong Luo
Chief Executive Officer

Date: June 24, 2011